UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2021

APEX TECHNOLOGY ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39048	83-4461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

533 Airport Blvd, Suite 400 Burlingame, California		94010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (619) 736-6855

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	APXTU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	APXT	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	APXTW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2021, Apex Technology Acquisition Corp., a Delaware corporation (the “Company”) entered into Amendment No. 2 to the Business Combination Agreement and Plan of Reorganization (the “Second Amendment”). The Second Amendment amends that certain Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”), dated November 23, 2020, by and among the Company, Athena Technology Merger Sub, Inc., a Delaware corporation (“Merger Sub 1”), Athena Technology Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2”) and AvePoint, Inc., a Delaware corporation (“AvePoint”), as amended on December 30, 2020 (the “First Amendment”). Under the Business Combination Agreement, Merger Sub 1 will be merged with and into AvePoint (the “First Merger”), with AvePoint surviving the First Merger as a wholly owned subsidiary of the Company, and promptly following the First Merger, AvePoint will be merged with and into Merger Sub 2 (the “Second Merger”), with Merger Sub 2 surviving the Second Merger as a wholly owned subsidiary of the Company. The Second Amendment updates certain defined terms to the Business Combination Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Second Amendment, a copy of which is attached hereto as Exhibit 2.1, the Business Combination Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 23, 2020, and the First Amendment, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2020, each of which is incorporated herein by reference.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, Apex intends to file the Proxy with the SEC. Apex will mail a definitive proxy statement and other relevant documents to its stockholders. Apex’s stockholders and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, when available, the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about AvePoint, Apex and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of AvePoint as of a record date to be established for voting on the Business Combination. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Apex Technology Acquisition Corp., 533 Airport Blvd., Suite 400, Burlingame, CA 94010, Attention: Secretary, (619) 736-6855.

Participants in the Solicitation

Apex and its directors and executive officers may be deemed participants in the solicitation of proxies from Apex’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Apex is contained in Apex’s annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 27, 2020 and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Apex Technology Acquisition Corp., 533 Airport Blvd., Suite 400, Burlingame, CA 94010, Attention: Secretary, (619) 736-6855. Additional information regarding the interests of such participants will be contained in the Proxy.

AvePoint and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Apex in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Proxy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed herewith:

Exhibit No.	Description

2.1	Amendment No. 2 to the Business Combination Agreement and Plan of Reorganization, dated March 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2021

APEX TECHNOLOGY ACQUISITION CORPORATION

By:	/s/ Jeff Epstein

Name:	Jeff Epstein
Title:	Co-Chief Executive Officer